Exhibit 10.4

SUBSCRIPTION AGREEMENT

December 15, 2023

Blue Water Biotech Inc.

201 E. Fifth Street, Suite 1900

Cincinnati, OH 45202

Attn: Neil Campbell, Chief Executive Officer

Proteomedix AG
Wagistrasse 23

8952 Schlieren

Switzerland

Attn: Ralph Schiess, Chief Executive Officer

Ladies and Gentlemen:

In connection with the proposed acquisition (the “Transaction”) by Blue Water Biotech, Inc., a Delaware corporation (together with its successors, the “Company”) of Proteomedix AG, a Swiss company (together with its successors, the “Target”), pursuant to and in accordance with that certain Share Exchange Agreement, dated as of the date hereof (as it may be amended, the “Share Exchange Agreement”), by and among, the Company and the Target, the Company is seeking commitments to purchase up to Five Million Dollars ($5 million) of units (the “Units”), each unit comprised of (i) one (1) share of the Company’s common stock, par value $0.00001 per share (the “Company Shares”), and (ii) one (1) pre-funded warrant (the “Warrants”) to purchase 0.3 of one Company Share at an exercise price of $0.001 per share, for an aggregate purchase price per Unit of $0.25 (the “Purchase Price”), in a private placement to be conducted by the Company (the “Offering”). Pursuant to the Share Exchange Agreement, upon the consummation of the transactions contemplated by the Share Exchange Agreement (the “Transaction Closing”), among other matters: (i) the Company will acquire 100% of the equity interest of Target, with the Target continuing as a wholly-owned subsidiary of the Company (the “Merger”); (ii) the Target shareholders will receive (A) such number of Company Shares equivalent to 19.9% of the Company’s then issued and outstanding Common Shares, and (B) 2,692,633 shares of Company Series B Convertible Preferred Stock; and (iii) upon receipt of approval for: (A) the Transaction; (B) the issuance of Conversion Shares (as defined herein); and (C) the issuance of the Offered Securities (as defined herein) by the Company’s stockholders (the “Requisite Company Shareholder Approval”), the Target shareholders shall own, on a fully-diluted basis, approximately 79.8% of the Company’s issued and outstanding Company Shares, and, assuming the Offering is fully subscribed, the Subscriber together with any Other Subscriber (as defined herein) shall own, in the aggregate, approximately 5.9% of the Company’s issued and outstanding Company Shares. In connection therewith, the undersigned subscriber (“Subscriber”), the Company and Target agree in this subscription agreement (this “Subscription Agreement”) as follows:

1.                Subscription. Subscriber hereby irrevocably subscribes for and agrees to purchase from the Company, and the Company agrees to issue and sell to Subscriber, such number of Units as is set forth on the signature page of this Subscription Agreement (the “Offered Securities”) at the Purchase Price per Unit and on the terms provided for herein. For the avoidance of doubt, assuming the Offering is fully subscribed, the total number of Offered Securities sold by the Company pursuant to this Subscription Agreement and Other Subscription Agreements (as defined herein), in the aggregate, shall be equivalent to approximately 5.9% of the Company’s Common Shares on a post-Closing basis.

2. Closing; Delivery of Shares.

(a) The closing of the sale of Shares contemplated hereby (the “Closing”, and the date on which the Closing actually occurs, the “Closing Date”) is contingent upon the Company’s receipt of Requisite Company Shareholder Approval and the substantially concurrent issuance of Conversion Shares. The Closing shall occur on the date of, and immediately prior to or simultaneously with, the issuance of Conversion Shares.

(b) The Company shall provide written notice (which may be via email) to Subscriber (the “Closing Notice”) that the Company reasonably expects the Closing to occur on a date specified in the notice (the “Scheduled Closing Date”) that is not less than three (3) business days after the Company’s receipt of the Requisite Company Shareholder Approval, which Closing Notice shall contain the Company’s wire instructions for an escrow account (the “Escrow Account”) established by the Company with a third party escrow agent (the “Escrow Agent”) to be identified in the Closing Notice. At least two (2) business days prior to the Scheduled Closing Date (but not earlier than two (2) business days after the Closing Notice), Subscriber shall deliver to the Escrow Account the aggregate Purchase Price for the Offered Securities subscribed (the “Aggregate Purchase Price”) by wire transfer of United States dollars in immediately available funds. The wire transfer shall identify Subscriber, and unless otherwise agreed by the Company, the funds shall be wired from an account in Subscriber’s name. Upon the Closing, the Company shall provide instructions to the Escrow Agent to release the funds in the Escrow Account to the Company against delivery to Subscriber of the Offered Securities, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws or those incurred by Subscriber), in book-entry form as set forth in Section 2(c) below.

(c) Promptly after the Closing, the Company shall deliver (or cause the delivery of) the Offered Securities to Subscriber (or its permitted assignee) in book-entry form with restrictive legends required by federal securities laws.

(d) The failure of the Closing to occur on the Scheduled Closing Date shall not terminate this Subscription Agreement or otherwise relieve either party of any of its obligations hereunder; any such termination will occur solely pursuant to Section 8 below. If (i) this Subscription Agreement is terminated prior to the Closing or (ii) the Closing Date does not occur within three (3) business days after the Scheduled Closing Date specified in the Closing Notice, and in either case, and any funds have already been sent by Subscriber to the Escrow Account, the Company shall or shall instruct the Escrow Agent to promptly (but not later than five (5) business days after the Scheduled Closing Date specified in the Closing Notice), return the funds delivered by Subscriber for payment of the Offered Securities by wire transfer in immediately available funds to the account specified in writing by Subscriber (provided, that the failure of the Closing Date to occur within such three (3) business day period and the return of the relevant funds shall not relieve Subscriber from its obligations under this Subscription Agreement for a subsequently rescheduled Closing Date determined by the Company in good faith).

3. Closing Conditions. In addition to the condition set forth in Section 2(a) above:

(a) The Closing is also subject to the satisfaction or valid waiver by each party of the conditions that, on the Closing Date:

(i) the Company has received the Requisite Company Shareholder Approval;

(ii) no suspension of the qualification of the Company Shares for offering or sale or trading in any jurisdiction, or initiation or threatening of any proceedings for any of such purposes, shall have occurred and be continuing;

(iii) no governmental authority of competent jurisdiction with respect to the sale of the Offered Securities shall have enacted, rendered, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby;

(iv) the Company Shares included in the Units or issuable upon exercise of the Warrants and the Make-Whole Shares (as defined herein) shall have been approved for listing on the Nasdaq Capital Market (“Nasdaq”) (or, at the election of the Company, the New York Stock Exchange (“NYSE”)), subject to official notice of issuance; and

(v) all material conditions precedent to the issuance of Conversion Shares as set forth in the Share Exchange Agreement shall have been satisfied (as determined in good faith by the parties to the Share Exchange Agreement) or waived by the parties thereto in accordance with the requirements of the Share Exchange Agreement.

(b) The obligations of the Company to consummate the Closing are also subject to the satisfaction or valid waiver by the Company of the additional conditions that, on the Closing Date:

(i) all representations and warranties of Subscriber contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true and correct in all respects) at and as of the Closing Date (except for representations and warranties made as of a specific date, which shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true and correct in all respects) as of such date), and consummation of the Closing, shall constitute a reaffirmation by Subscriber of each of the representations, warranties and agreements of Subscriber contained in this Subscription Agreement as of the Closing Date; and

(ii) Subscriber shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to Closing.

(c) The obligations of Subscriber to consummate the Closing are also subject to the satisfaction or valid waiver by Subscriber of the additional conditions that, on the Closing Date:

(i) all representations and warranties of the Company contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined herein), which representations and warranties shall be true and correct in all respects) at and as of the Closing Date (except for representations and warranties made as of a specific date, which shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect, which representations and warranties shall be true and correct in all respects) as of such date), and consummation of the Closing, shall constitute a reaffirmation by the Company of each of the representations, warranties and agreements of such party contained in this Subscription Agreement as of the Closing Date; and

(ii) the Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to Closing.

4. Company Representations and Warranties. The Company represents and warrants to Subscriber that:

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

(b) All corporate action required to be taken by the Company’s Board of Directors in order to authorize the Company to enter into the Subscription Agreement and to issue the Offered Securities at the Closing been taken by the Company’s Board of Directors, and as of the Closing, will have been taken by the Company’s stockholders. This Subscription Agreement has been duly authorized, executed and delivered by the Company and is enforceable against the Company in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(c) The Company Shares included in the Units or issuable upon exercise of the Warrants and the Make-Whole Shares have been duly authorized and, when issued and delivered to Subscriber against full payment therefor in accordance with the terms of this Subscription Agreement, will be free and clear of any liens or other restrictions whatsoever (other than any liens or restrictions created by Subscriber or imposed by applicable securities laws) in accordance with the terms of this Subscription Agreement, and will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company’s organizational documents or applicable law. When paid for and issued in accordance with this Agreement, the Warrants will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

(d) As of the date hereof, the Company is authorized to issue 250,000,000 Company Shares, and 10,000,000 shares are preferred stock, par value $0.00001 per share (“Preferred Shares”), each having the rights and preferences set forth in the Company’s Amended and Restated Certificate of Incorporation (the “Current Charter”) as in effect as of the date hereof. As of the date of this Subscription Agreement, there are issued and outstanding (A) 18,903,731 Company Shares, (B) 3,260,000 Preferred Shares, (C) warrants to purchase up to 7,899,661 Company Shares, and (D) options to purchase up to 1,904,830 Company Shares. All of the Company’s outstanding Company Shares and Preferred Shares are duly authorized, validly issued, fully paid and non-assessable and are not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any applicable provisions of the Delaware General Corporation Law, the Current Charter or any contract or agreement to which the Company is a party. None of the outstanding Company Shares or Preferred Shares have been issued in violation of any applicable securities laws. Except as set forth above in this Subscription Agreement and pursuant to the Other Subscription Agreements (as defined herein), the Share Exchange Agreement and the other agreements and arrangements referred to therein or in the SEC Reports, as of the date hereof, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Company any equity interests in the Company or securities convertible into or exchangeable or exercisable for such equity interests. As of the date hereof, there are no shareholders agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any securities of the Company other than (x) as set forth in the SEC Reports or (y) as contemplated by the Share Exchange Agreement.

(e) Assuming the accuracy of Subscriber’s representations and warranties in Section 6, the execution, delivery and performance of this Subscription Agreement and the consummation by the Company of the transactions that are the subject of this Subscription Agreement (including the issuance and sale of the Units) in compliance herewith will be done in accordance with the rules of Nasdaq (or NYSE, as applicable) and none of the foregoing will result in (i) a material breach or material violation of any of the terms or provisions of, or constitute a material default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, license, lease or any other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company is subject, which would have a (A) material adverse effect on the business, properties, financial condition, shareholders’ equity or results of operations of the Company or (B) materially affect the validity of the Offered Securities or the legal authority or ability of the Company to perform in all material respects its obligations under the terms of this Subscription Agreement (each, a “Material Adverse Effect”); (ii) any material violation of the provisions of the organizational documents of the Company; or (iii) any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that would have a Material Adverse Effect.

(f) Other than Tungsten Advisors (the “Placement Agent”), the Company has not entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other person to any broker’s or finder’s fee or any other commission or similar fee in connection with the transactions contemplated by this Subscription Agreement for which Subscriber could become liable (it being understood that Subscriber will effectively bear its pro rata share of any such expense indirectly as a result of its investment in the Company). Other than Tungsten Advisors, the Company is not aware of any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Company Shares in the Offering.

(g) The Company is not, and immediately after receipt of payment for the Offered Securities, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(h) Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 6, in connection with the offer, sale and delivery of the Offered Securities in the manner contemplated by this Subscription Agreement, it is not necessary to register the Offered Securities under the Securities Act of 1933, as amended (the “Securities Act”). The Offered Securities (i) were not offered to Subscriber by any form of general solicitation or general advertising, including methods described in Section 502(c) of Regulation D under the Securities Act and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(i) Except as disclosed in the SEC Reports, and except for any delays in the filing of the Company’s periodic reports as they come due (which, as of the date hereof, have all since been filed with the SEC), as of their respective dates, all reports (the “SEC Reports”) filed or required to be filed by the Company with the SEC complied in all material respects with the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed as of the time of the execution of this Subscription Agreement and at the time of the Transaction Closing, contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except as disclosed in the SEC Reports, the financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods presented, subject, in the case of unaudited statements, to normal, year-end audit adjustments and the absence of complete footnotes. Except as disclosed in the SEC Reports or as would not have a Material Adverse Effect, the Company has timely filed with the SEC each SEC Report that the Company was required to file with the SEC. A copy of each SEC Report is available to Subscriber via the SEC’s EDGAR system.

(j) Other than any other subscription agreements the “Other Subscription Agreements”) entered into with any other subscriber (an “Other Subscriber”) in connection with the Offering contemplated hereby and the Share Exchange Agreement, the Company has not entered into any side letter or similar agreement with any Other Subscriber in connection with such Other Subscriber’s investment in the Company. No Other Subscription Agreement includes terms and conditions that are materially more advantageous to any such Other Subscriber than Subscriber hereunder, unless Subscriber has been offered the substantially similar benefits, and such Other Subscription Agreements have not been amended or modified in any material respect following the date of this Subscription Agreement unless Subscriber has been offered a substantially similar amendment. For the avoidance of doubt, the foregoing shall exclude any commercial arrangements entered into by the Company or the Target with Other Subscribers that have executed Other Subscription Agreements and that the Company or the Target has determined are strategic investors (“Strategic Arrangements”).

(k) Except for such matters as have not had and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect, as of the date hereof, there is no (i) action, suit, claim or other proceeding by or before any governmental or other regulatory or self-regulatory agency, entity or body with authority or jurisdiction over the Company, pending, or, to the knowledge of the Company, threatened in writing against the Company, or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against the Company;

(l) As of the date hereof, the Company Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq. As of the date hereof, and except as disclosed in the SEC Reports, there is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened in writing against the Company by Nasdaq or the SEC (and the Company has not received any written notification of any intention by Nasdaq or the SEC) to deregister such shares or prohibit or terminate the listing of the Company Shares on Nasdaq. Other than as contemplated by the Share Exchange Agreement, the Company has taken no action intended to result in, or that would reasonably be expected to result in, the termination of the registration of such shares under the Exchange Act.

(m) The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance of this Subscription Agreement, including the issuance of the Offered Securities (other than: (i) filings with the SEC; (ii) filings required by applicable state securities laws; (iii) the filings required in accordance with Section 7; (iv) those required by the Nasdaq (or if applicable, NYSE), including with respect to obtaining approval of the Company’s stockholders; (v) filings pursuant to applicable antitrust laws; (vi) consents or other approvals, waivers or authorizations required for the consummation of the transactions contemplated by this Subscription Agreement that the Company reasonably expects to receive on or prior to the Closing), in each case the failure of which to obtain would not be reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(n) The Company acknowledges and agrees that, notwithstanding anything herein to the contrary, after the Closing the Offered Securities may be pledged by Subscriber in connection with a bona fide margin agreement, which shall not be deemed to be a transfer, sale or assignment of the Offered Securities hereunder to the extent permitted by applicable securities laws, and Subscriber effecting a pledge of Offered Securities shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Subscription Agreement. The Company hereby agrees to execute and deliver such customary and reasonable documentation as a pledgee of the Offered SEcurities may reasonably request in connection with a pledge of the Offered Securities to such pledgee by Subscriber.

(o) The Company understands that the foregoing representations and warranties shall be deemed material to and have been relied upon by Subscriber.

5. Target Representations and Warranties. Target represents and warrants to Subscriber that:

(a) As of the date hereof, Target is a public limited company duly organized, validly existing and in good standing under the laws of Switzerland. As of each of the Transaction Closing and the Closing, Target will be a public limited company duly organized, validly existing and in good standing under the laws of Switzerland. Target has the corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

(b) All corporate action required to be taken by Target’s Board of Directors and shareholders in order to authorize Target to enter into the Subscription Agreement and to perform its obligations hereunder have been taken by Target’s Board of Directors and shareholders. This Subscription Agreement has been duly authorized, executed and delivered by Target and is enforceable against Target in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(c) Assuming the accuracy of Subscriber’s representations and warranties in Section 6, the execution, delivery and performance of this Subscription Agreement and the consummation by Target of the transactions that are the subject of this Subscription Agreement in compliance herewith will not result in (i) a material breach or material violation of any of the terms or provisions of, or constitute a material default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Target or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, license, lease or any other agreement or instrument to which Target or any of its subsidiaries is a party or by which Target or any of its subsidiaries is bound or to which any of the property or assets of Target is subject, which would have a (A) material adverse effect on the business, properties, financial condition, shareholders’ equity or results of operations of Target or (B) materially affect the legal authority or ability of Target to perform in all material respects its obligations under the terms of this Subscription Agreement (each, a “Target Material Adverse Effect”); (ii) any material violation of the provisions of the organizational documents of Target; or (iii) any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Target or any of its properties that would have a Target Material Adverse Effect.

(d) Target has not entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other person to any broker’s or finder’s fee or any other commission or similar fee in connection with the transactions contemplated by this Subscription Agreement for which Subscriber could become liable.

(e) Other than the Other Subscription Agreements and the Share Exchange Agreement, Target has not entered into any side letter or similar agreement with any Other Subscriber in connection with such Other Subscriber’s investment in the Company.

(f) Except for such matters as have not had and would not be reasonably expected to have, individually or in the aggregate, a Target Material Adverse Effect, as of the date hereof, there is no (i) action, suit, claim or other proceeding by or before any governmental or other regulatory or self-regulatory agency, entity or body with authority or jurisdiction over Target pending, or, to the knowledge of Target, threatened in writing against Target or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against Target;

(g) Target is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance of this Subscription Agreement other than (i) filings with the SEC, (ii) filings required by applicable state securities laws, (iii) the filings required in accordance with Section 7, (iv) those required by the Nasdaq (or if applicable, NYSE), (v) filings pursuant to applicable antitrust laws, (vi) consents or other approvals, waivers or authorizations required for the consummation of the transactions contemplated by this Subscription Agreement that Target reasonably expects to receive on or prior to the Closing, in each case the failure of which to obtain would not be reasonably be expected to have, individually or in the aggregate, a Target Material Adverse Effect.

(h) Target understands that the foregoing representations and warranties shall be deemed material to and have been relied upon by Subscriber.

6. Subscriber Representations, Warranties and Covenants. Subscriber represents and warrants to the Company and Target that:

(a) Subscriber is either a U.S. investor or non-U.S. investor as set forth under its name on the signature page hereto, and accordingly represents the applicable additional matters under clause (i) or (ii) below:

(i) Applicable to U.S. investors: At the time Subscriber was offered the Offered Securities, it was, and as of the date hereof, Subscriber is (x) a “qualified institutional buyer” (within the meaning of Rule 144A under the Securities Act) or an “accredited investor” (within the meaning of Rule 501(a) of Regulation D under the Securities Act) as indicated in the questionnaire attached as Exhibit A hereto, and (y) is acquiring the Offered Securities only for his, her or its own account and not for the account of others, and not on behalf of any other account or person or with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act. Subscriber is not an entity formed for the specific purpose of acquiring the Offered Securities.

(ii) Applicable to non-U.S. investors: Subscriber understands that the sale of the Offered Securities is made pursuant to and in reliance upon Regulation S promulgated under the Securities Act (“Regulation S”). Subscriber is not a U.S. Person (as defined in Regulation S), it is acquiring the Offered Securities in an offshore transaction in reliance on Regulation S, and it has received all the information that it considers necessary and appropriate to decide whether to acquire the Offered Securities hereunder outside of the United States. Subscriber is not relying on any statements or representations made in connection with the transactions contemplated hereby other than the representations contained in this Subscription Agreement. Subscriber understands and agrees that Offered Securities sold pursuant to Regulation S may be subject to restrictions thereunder, including compliance with the distribution compliance period provisions therein.

(b) Subscriber understands that the Units are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Offered Securities delivered at the Closing will not have been registered under the Securities Act. Subscriber understands that the Offered Securities may not be resold, transferred, pledged (except in ordinary course prime brokerage relationships to the extent permitted by applicable law) or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act except (i) to the Company or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of cases (i) and (iii) in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates (if any) or any book-entry shares representing the Offered Securities delivered at the Closing shall contain a legend or restrictive notation to such effect. Subscriber acknowledges that the Offered Securities will not immediately be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. Subscriber understands and agrees that the Offered Securities, until registered under an effective registration statement, will be subject to transfer restrictions and, as a result of these transfer restrictions, Subscriber may not be able to readily resell the Offered Securities and may be required to bear the financial risk of an investment in the Offered Securities for an indefinite period of time. Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Offered Securities.

(c) Subscriber understands and agrees that Subscriber is purchasing Shares directly from the Company. Subscriber further acknowledges that, other than those representations, warranties, covenants and agreements of the Company and Target included in this Subscription Agreement, there have been no representations, warranties, covenants and agreements made to Subscriber by the Company, Target, or any of their respective officers or directors or other Representatives, expressly or by implication. Except for the representations, warranties and agreements of the Company and Target expressly set forth in this Subscription Agreement, Subscriber is relying exclusively on its own sources of information, investment analysis and due diligence (including professional advice it deems appropriate) with respect to the Transaction, the Offering and the business, condition (financial and otherwise), management, operations, properties and prospects of the Company and the Target, including all business, legal, regulatory, accounting, credit and tax matters.

(d) Subscriber’s acquisition and holding of the Offered Securities will not constitute or result in a non-exempt prohibited transaction under Section 406 of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or any applicable similar law.

(e) Subscriber acknowledges and agrees that Subscriber has received such information as Subscriber deems necessary in order to make an investment decision with respect to the Offered Securities. Without limiting the generality of the foregoing, Subscriber acknowledges that, it has received and reviewed the following items (collectively, the “Disclosure Documents”): (i) each SEC Report through the date of this Subscription Agreement, and (ii) the Share Exchange Agreement, a copy of which will be filed by the Company with the SEC. Subscriber understands the significant extent to which certain of the disclosures contained in items (i) and (ii) above shall not apply following the Transaction Closing. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask the Company’s and Target’s management questions, receive such answers and obtain such information as Subscriber and such Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Offered Securities. Subscriber has conducted its own investigation of the Company, the Target, and the Offered Securities, and Subscriber has made its own assessment and have satisfied itself concerning the relevant tax and other economic considerations relevant to its investment in the Offered Securities. Subscriber acknowledges that Subscriber shall be responsible for any of Subscriber’s tax liabilities that may arise as a result of the transactions contemplated by this Subscription Agreement. Subscriber acknowledges that it has reviewed the documents made available to Subscriber by the Company and the Target. Subscriber further acknowledges that the information contained in the Disclosure Documents is subject to change, and that any changes to the information contained in the Disclosure Documents, including any changes based on updated information or changes in terms of the Transaction, shall in no way affect Subscriber’s obligation to purchase the Offered Securities hereunder, except as otherwise provided herein. Subscriber acknowledges and agrees that (i) Subscriber has not relied on any statements or other information provided by the Placement Agent or any affiliates of the Placement Agent with respect to its decision to invest in the Offered Securities, including information related to the Company, the Target, the Offered Securities and the offer and sale of the Offered Securities, (ii) neither the Placement Agent, nor any affiliate of the Placement Agent, has made or will make any representation or warranty, whether express or implied, of any kind or character and has not provided Subscriber with any information or advice with respect to the Offered Securities, nor is such information or advice necessary or desired, (iii) the Placement Agent will not have any responsibility with respect to (x) any representations, warranties or agreements made by any person or entity under or in connection with the Transaction or the Offering or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person) or any thereof, or (y) the business, condition (financial or otherwise), operations, properties or prospects of, or any other matter concerning the Company, the Target, the Transaction or the Offering, and (iv) neither the Placement Agent, nor any affiliate of the Placement Agent, has prepared any disclosure or offering document or projection in connection with the offer and sale of the Offered Securities. Neither the Placement Agent, nor any affiliate of the Placement Agent, has made or makes any representation as to the Company, the Target, or the quality or value of the Offered Securities and the Placement Agent and its affiliates may have acquired non-public information with respect to the Company which Subscriber agrees need not be provided to it. In connection with the issuance of the Offered Securities to Subscriber, neither the Placement Agent, nor any affiliate of the Placement Agent, has acted as a financial advisor or fiduciary to Subscriber. Subscriber agrees that Placement Agent shall not be liable to the Subscriber for any action heretofore or hereafter taken or omitted to be taken by the Placement Agent in connection with the Subscriber’s purchase of the Offered Securities.

(f) Subscriber became aware of this Offering of the Offered Securities solely by means of direct contact between Subscriber and the Company, the Target, the Placement Agent or a representative of the Company, the Target, or the Placement Agent, and the Offered Securities were offered to Subscriber solely by direct contact between Subscriber and the Company, the Target, the Placement Agent or a representative of the Company, the Target, or the Placement Agent. Subscriber acknowledges that the Company represents and warrants that the Offered Securities (i) were not offered by any form of general solicitation or general advertising and (ii) to the Company’s knowledge, are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. Subscriber has a substantive pre-existing relationship with the Company, the Target, or one or more of their respective affiliates or the Placement Agent for this Offering of the Offered Securities. Neither Subscriber, nor any of its directors, officers, employees, agents, shareholders or partners has either directly or indirectly, including through a broker or finder, (i) to its knowledge, engaged in any general solicitation, or (ii) published any advertisement in connection with the Offering.

(g) Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Offered Securities, including those set forth in the Disclosure Documents and the SEC Reports. Subscriber is able to fend for itself in the transactions contemplated herein and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Offered Securities, and Subscriber has sought such accounting, legal and tax advice as Subscriber has considered necessary to make an informed investment decision. Subscriber (i) is a sophisticated investor, experienced in investing in private placement transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, and (ii) has exercised independent judgment in evaluating its participation in the purchase of the Offered Securities. Subscriber has determined based on its own independent review and such professional advice as it deems appropriate that its purchase of the Offered Securities and participation in the Offering (i) are fully consistent with its financial needs, objectives and condition, (ii) comply and are fully consistent with all investment policies, guidelines and other restrictions applicable to Subscriber, (iii) have been duly authorized and approved by all necessary action, (iv) do not and will not violate or constitute a default under its charter, by-laws or other constituent document or under any law, rule, regulation, agreement or other obligation by which Subscriber is bound and (v) are a fit, proper and suitable investment for Subscriber, notwithstanding the substantial risks inherent in investing in or holding the Offered Securities.

(h) Alone, or together with any professional advisor(s), Subscriber has adequately analyzed and fully considered the risks of an investment in the Offered Securities and determined that the Offered Securities are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the Company. Subscriber acknowledges specifically that a possibility of total loss exists.

(i) In making its decision to purchase the Offered Securities, Subscriber has relied solely upon independent investigation made by Subscriber and the representations and warranties of the Company expressly set forth in Section 4 hereof and of Target expressly set forth in Section 5 hereof. Without limiting the generality of the foregoing, Subscriber has not relied on any statements or other information provided by the Placement Agent concerning the Company, Target, or the Offered Securities or the offer and sale of the Offered Securities. Subscriber acknowledges and agrees that Subscriber has (i) received, reviewed and understood the offering materials made available to Subscriber in connection with the Offering, (ii) had access to, and an adequate opportunity to review, financial and other information as Subscriber deems necessary in order to make an investment decision with respect to the Offered Securities, (iii) had the opportunity to ask questions of and receive answers from the Company and Target directly, and (iv) conducted and completed Subscriber’s own independent due diligence with respect to the Transaction; provided, that neither the due diligence investigation conducted by Subscriber in connection with making its decision to acquire the Offered Securities nor any representations and warranties made by Subscriber herein shall modify, amend or affect Subscriber’s right to rely on the truth, accuracy and completeness of the Company’s or Target’s representations and warranties contained herein.

(j) Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of this Offering of the Offered Securities or made any findings or determination as to the fairness of this investment or the accuracy or adequacy of the Disclosure Documents.

(k) If an entity, Subscriber has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation. Subscriber has the power and authority to enter into, deliver and perform Subscriber’s obligations under this Subscription Agreement.

(l) The execution, delivery and performance by Subscriber of this Subscription Agreement are within the powers of Subscriber, have been duly authorized and will not constitute or result in a breach or default under or conflict with any law, statute, rule or regulation applicable to Subscriber, any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which Subscriber is a party or by which Subscriber is bound, and, if Subscriber is not an individual, will not violate any provisions of Subscriber’s organizational documents. The signature on this Subscription Agreement is genuine, and the signatory, if Subscriber is an individual, has legal competence and capacity to execute the same or, if Subscriber is not an individual the signatory has been duly authorized to execute the same, and this Subscription Agreement constitutes a legal, valid and binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms.

(m) Subscriber is not (i) a person named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), owned or controlled by, or acting on behalf of, a person, that is named on an OFAC List, or a person prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank or (iv) organized, incorporated, established, located, resident or born in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, or any other country or territory embargoed or subject to substantial trade restrictions by the United States. Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that Subscriber is permitted to do so under applicable law. If Subscriber is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, and its implementing regulations (collectively, the “BSA/PATRIOT Act”), Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. To the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Offered Securities were legally derived.

(n) Subscriber agrees and undertakes to provide such information as is reasonably requested by the Placement Agent to satisfy such Placement Agent’s obligations under any applicable “know your customer” and/or anti-money laundering rules and regulations, including the BSA/PATRIOT Act and/or the “Customer Due Diligence Rule” (31 C.F.R. 1010.230).

(o) Neither Subscriber, nor, to the extent it has them, any of its equity holders, managers, general or limited partners, directors, affiliates or executive officers (collectively with Subscriber, the “Covered Persons”), are subject to any of the “Bad Actor” disqualifications described in Rule 506(d) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). Subscriber has exercised reasonable care to determine whether any Covered Person is subject to a Disqualification Event. The acquisition of Shares by Subscriber will not subject the Company or Target to any Disqualification Event.

(p) No disclosure or offering document has been prepared by the Placement Agent in connection with the offer and sale of the Offered Securities. Subscriber agrees that neither Placement Agent, nor any of its members, directors, officers, employees, representatives or controlling persons have made an independent investigation with respect to the Company, the Target, or the Offered Securities or the accuracy, completeness or adequacy of any information supplied to Subscriber by or on behalf of the Company or Target. In connection with the issue and purchase of the Offered Securities, the Placement Agent has not acted as Subscriber's financial advisor or fiduciary. Subscriber acknowledges that such information was prepared without the participation of the Placement Agent, and the Placement Agent assumes no responsibility for independent verification of, or the accuracy or completeness of, such information.

(q) Subscriber acknowledges its obligations under applicable securities laws with respect to the treatment of non-public information relating to the Company and Target.

(r) Subscriber has, and on each date any portion of the Aggregate Purchase Price would be required to be funded to the Company pursuant to this Subscription Agreement will have, sufficient immediately available funds to pay the Aggregate Purchase Price.

(s) Subscriber is not currently (and at all times through Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) acting for the purpose of acquiring, holding, voting or disposing of equity securities of the Company (within the meaning of Rule 13d-5(b)(1) under the Exchange Act).

(t) If Subscriber is an employee benefit plan that is subject to Title I of ERISA, a plan, an individual retirement account or other arrangement that is subject to Section 4975 of the Code, or an employee benefit plan that is a governmental plan (as defined in Section 3(32) of ERISA), a church plan (as defined in Section 3(33) of ERISA), a non-U.S. plan (as described in Section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or Section 4975 of the Code, Subscriber represents and warrants that (i) neither the Company, nor any of its respective affiliates has acted as the Plan’s fiduciary, or has been relied on for advice, with respect to its decision to acquire and hold the Offered Securities, and none of the Company or any of its respective affiliates shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Offered Securities and (ii) the acquisition and holding of the Offered Securities.

(u) Subscriber hereby acknowledges and agrees that it will not, and will cause each person acting at Subscriber’s direction or pursuant to any understanding with Subscriber to not, directly or indirectly offer, sell, pledge, contract to sell or sell any option to purchase, or engage in hedging activities or execute any “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act, in each case that result in Subscriber having a net short cash position in respect of the Company Shares until the Closing (or such earlier termination of this Subscription Agreement in accordance with its terms). For the avoidance of doubt, nothing contained herein shall prohibit Subscriber from (i) any purchase of securities by Subscriber, its controlled affiliates or any person or entity acting on behalf of Subscriber or any of its controlled affiliates in an open market transaction after the execution of this Subscription Agreement, or (ii) any sale (including the exercise of any redemption right) of securities of the Company (A) held by Subscriber, its controlled affiliates or any person or entity acting on behalf of Subscriber or any of its controlled affiliates prior to the execution of this Subscription Agreement or (B) purchased by Subscriber, its controlled affiliates or any person or entity acting on behalf of Subscriber or any of its controlled affiliates in an open market transaction after the execution of this Subscription Agreement. Notwithstanding the foregoing, (x) nothing herein shall prohibit other entities under common management with Subscriber that have no knowledge of this Subscription Agreement or of Subscriber’s participation in the Offering or the Transaction (including Subscriber’s controlled affiliates and/or affiliates) from entering into any “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act and (y) if Subscriber is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Subscriber’s assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers managing other portions of such Subscriber’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Offered Securities covered by this Subscription Agreement.

(v) Subscriber understands that the foregoing representations and warranties shall be deemed material to and have been relied upon by the Company and Target.

7. Registration Rights.

(a) The Company agrees that, within thirty (30) calendar days after the Transaction Closing (the “Filing Deadline”), the Company will file with the SEC (at the Company’s sole cost and expense) a registration statement (the “Registration Statement”) registering the resale of the Offered Securities, and the Company Shares underlying the Offered Securities. Additionally, the Company agrees that, within thirty (30) calendar days after the Measurement Period, the Company will amend the Registration Statement or file a new Registration Statement, as appropriate, registering the resale of the Make-Whole Shares (all such securities to be registered for resale for the benefit of the Subscriber pursuant to this Section 7(a), collectively, the “Registrable Securities”), and the Company shall use its commercially reasonable efforts to have the applicable Registration Statements declared effective as soon as practicable after the filing thereof. The Company agrees that the Company will use its commercially reasonable efforts to cause such Registration Statement or another registration statement (which may be a “shelf” registration statement) to remain effective with respect to the Registrable Securities until the earlier of (i) the date on which the Registrable Securities cease to be outstanding, (ii) the date on which Subscriber ceases to hold the Registrable Securities covered by such Registration Statement, or (iii) on the first date on which Subscriber can sell all of its Shares (or shares received in exchange therefor) under Rule 144 promulgated under the Securities Act (“Rule 144”) without limitation as to the manner of sale or the amount of such securities that may be sold. Subscriber agrees to disclose its beneficial ownership, as determined in accordance with Rule 13d-3 of the Exchange Act, of the Registrable Securities to the Company (or its successor) upon request to assist the Company in making the determination described above. The Company’s obligations to include the Registrable Securities in the Registration Statement are contingent upon Subscriber furnishing in writing to the Company such information regarding Subscriber, the securities of the Company held by Subscriber and the intended method of disposition of the Registrable Securities as shall be reasonably requested by the Company to effect the registration of the Registrable Securities, and shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations. If the SEC prevents the Company from including any or all of the Registrable Securities proposed to be registered for resale under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Company’s securities by the applicable shareholders or otherwise, (i) such Registration Statement shall register for resale such number of Company securities which is equal to the maximum number of Company securities as is permitted by the SEC and (ii) the number of Company securities to be registered for each selling shareholder named in the Registration Statement shall be reduced pro rata among all such selling shareholders and as promptly as practicable after being permitted to register additional Registrable Securities under Rule 415 under the Securities Act, the Company shall file a new Registration Statement to register such Shares not included in the initial Registration Statement and cause such Registration Statement to become effective as promptly as practicable consistent with the terms of this Section 7. The Company will provide a draft of the Registration Statement to Subscriber for review reasonably in advance of filing the Registration Statement. In no event shall Subscriber be identified as a statutory underwriter in the Registration Statement unless requested by the SEC; provided, that if the SEC requests that Subscriber be identified as a statutory underwriter in the Registration Statement, Subscriber will have an opportunity to withdraw from the Registration Statement. For purposes of clarification, any failure by the Company to file the Registration Statement by the Filing Deadline shall not otherwise relieve the Company of its obligations to file the Registration Statement or effect the registration of the Registrable Securities set forth in this Section 7. For as long as Subscriber holds the Registrable Securities issued pursuant to this Subscription Agreement, the Company will (A) make and keep public information available, as those terms are understood and defined in Rule 144, (B) file in a timely manner all reports and other documents with the SEC required under the Exchange Act, as long as the Company remains subject to such requirements, and (C) provide all customary and reasonable cooperation necessary, in each case, to enable Subscriber to resell the Registrable Securities pursuant to the Registration Statement or Rule 144 (when Rule 144 becomes available to Subscriber), as applicable.

(b) The Company shall, at its sole expense, advise Subscriber within five (5) business days: (i) when a Registration Statement or any amendment thereto has been filed with the SEC and when a Registration Statement or any post-effective amendment thereto has become effective; (ii) after it shall have received notice or obtained knowledge thereof, of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose; (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (iv) subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein do not include any untrue statements of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading. Upon the occurrence of any event contemplated in the foregoing clause (iv), except for such times as the Company is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, the Company shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) The Company may delay filing or suspend the use of any such registration statement if it determines that in order for the registration statement to not contain a material misstatement or omission, an amendment thereto would be needed, or if such filing or use could materially affect a bona fide business or financing transaction of the Company or would require premature disclosure of information that could materially adversely affect the Company (each such circumstance, a “Suspension Event”); provided, that the Company may not delay or suspend a Registration Statement on more than two (2) occasions or for more than ninety (90) consecutive calendar days, or more than one hundred fifty (150) total calendar days, in each case during any twelve (12) month period. Upon receipt of any written notice from the Company of the happening of any Suspension Event during the period that a Registration Statement is effective or if as a result of a Suspension Event a Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, Subscriber agrees that it will (i) immediately discontinue offers and sales of the Registrable Securities under such Registration Statement until Subscriber receives (A) (x) copies of a supplemental or amended prospectus that corrects the misstatement(s) or omission(s) referred to above and (y) notice that any post-effective amendment has become effective or (B) notice from the Company that it may resume such offers and sales, and (ii) maintain the confidentiality of any information included in such written notice delivered by the Company unless otherwise required by applicable law. If so directed by the Company, Subscriber will deliver to the Company or destroy all copies of the prospectus covering the Registrable Securities in Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Registrable Securities shall not apply to (i) the extent Subscriber is required to retain a copy of such prospectus (A) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (B) in accordance with a bona fide pre-existing document retention policy or (ii) copies stored electronically on archival servers as a result of automatic data back-up.

(d) From and after the Closing, the Company agrees to indemnify and hold Subscriber, each person, if any, who controls Subscriber within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of Subscriber within the meaning of Rule 405 under the Securities Act (collectively, the “Subscriber Indemnified Parties”), harmless against any and all losses, claims, damages and liabilities (including any reasonable out-of-pocket legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (collectively, “Losses”) incurred by Subscriber Indemnified Parties directly that are (i) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any other registration statement which covers the Registrable Securities (including, in each case, the prospectus contained therein) or any amendment thereof (including the prospectus contained therein) or (ii) caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made), not misleading, except, in the cases of both (i) and (ii), to the extent the same are caused by or contained in any information or affidavit so furnished in writing to the Company by Subscriber for use therein. Notwithstanding the forgoing, the Company’s indemnification obligations shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the prior written consent of the Company (which consent shall not be unreasonably withheld, delayed or conditioned).

(e) From and after the Closing, Subscriber agrees to, severally and not jointly with any Other Subscriber in the Offering contemplated hereby or any other selling shareholders using the applicable registration statement, indemnify and hold the Company and the officers, employees, directors, partners, members, attorneys and agents of the Company each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of the Company within the meaning of Rule 405 under the Securities Act (collectively, the “Company Indemnified Parties”), harmless against any and all Losses incurred by the Company Indemnified Parties directly that are caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any other registration statement which covers the Offered Securities (including, in each case, the prospectus contained therein) or any amendment thereof (including the prospectus contained therein) or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made), not misleading, to the extent the same are caused by or contained in any information or affidavit so furnished in writing to the Company by Subscriber expressly for use therein. In no event shall the liability of Subscriber under this Section 7(e) be greater in amount than the dollar amount of the net proceeds received by Subscriber upon the sale of the Offered Securities giving rise to such indemnification obligation. Notwithstanding the forgoing, Subscriber’s indemnification obligations shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the prior written consent of Subscriber (which consent shall not be unreasonably withheld, delayed or conditioned).

8. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of: (a) the mutual written agreement of each of the parties hereto and the Target to terminate this Subscription Agreement; (b) such date and time as the Share Exchange Agreement is terminated in accordance with its terms; or (c) written notice by either party to the other party to terminate this Subscription Agreement if the transactions contemplated by this Subscription Agreement are not consummated on or prior to January 1, 2025; provided that (i) nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach, and (ii) the provisions of Sections 8 through 12 of this Subscription Agreement will survive any termination of this Subscription Agreement and continue indefinitely. The Company shall cause Subscriber to be notified of the termination of the Share Exchange Agreement promptly after the termination of such agreement. Upon the termination of this Subscription Agreement in accordance with this Section 8, any monies paid by Subscriber to the Company for the Aggregate Purchase Price hereunder shall be promptly returned to Subscriber.

9. Make-Whole.

(a) If (x) the Issuer VWAP is less than the Purchase Price, and (y) as of the date that is two business days after the end of the Measurement Period Subscriber continues to own, of record or in street name, any Company Shares included in the Units acquired by Subscriber in the Subscription (such Company Shares then held by Subscriber, the “Held Shares”), then, on such second business day after the end of the Measurement Period, the Issuer shall cause to be issued to Subscriber a number of additional Company Shares equal to (a) (i) the Purchase Price minus the Issuer VWAP multiplied by (ii) the number of Held Shares divided by (b) the Issuer VWAP, rounded down to the nearest whole share.

(b) For the avoidance of doubt, if (a) the Issuer VWAP is equal to or greater than the Purchase Price or (b) as of the date that is two business days after the end of the Measurement Period, Subscriber does not own, of record or in street name, any Company Shares (excluding, for the avoidance of doubt, any Company Shares beneficially owned through any Warrants or any other convertible or exercisable equity security of the Company) acquired in the Subscription, in no event shall the Issuer be obligated to issue any Make-Whole Shares to Subscriber.

(c) For purposes hereof:

(i) “Issuer VWAP” means the average of the daily volume-weighted average prices for the Company Shares on Nasdaq as reported on Bloomberg, for the period from the scheduled open of trading to the scheduled close of trading, or, if not reported thereby, as reported by any other authoritative source, for each of the complete trading days during the period that is two hundred seventy (270) calendar days following the Closing Date (such period, the “Measurement Period”).

(ii) “Make-Whole Shares” means the Company Shares (if any) to be transferred to Subscriber in accordance with Section 9(a) herein.

10. Miscellaneous.

(a) Neither this Subscription Agreement nor any rights or obligations that may accrue to Subscriber hereunder (other than the Offered Securities acquired hereunder, if any, subject to applicable securities laws) may be transferred or assigned by Subscriber without the prior written consent of the Company and Target, and any purported transfer or assignment without such consent shall be null and void ab initio.

(b) The Company may request from Subscriber such additional information as the Company may reasonably deem necessary to evaluate the eligibility of Subscriber to acquire the Offered Securities, and Subscriber shall provide such information to the Company promptly upon such request, it being understood by Subscriber that the Company may without any liability hereunder reject Subscriber’s subscription prior to the Closing Date in the event Subscriber fails to provide such additional information requested by the Company to evaluate Subscriber’s eligibility or the Company determines that Subscriber is not eligible. On or prior to the Closing Date, the Company and Subscriber shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the subscription as contemplated by this Subscription Agreement.

(c) Subscriber acknowledges that the Company, Target, the Placement Agent and others will rely on the acknowledgments, understandings, agreements, representations and warranties of Subscriber contained in this Subscription Agreement as if they were made directly to them. Prior to the Closing, Subscriber agrees to promptly notify the Company, Target and the Placement Agent if any of the acknowledgments, understandings, agreements, representations and warranties set forth herein are no longer accurate such that the conditions set forth in Sections 3(b)(i) and 3(b)(ii) would not be satisfied as of the Closing. Subscriber agrees that the purchase by Subscriber of Shares from the Company will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notice) by Subscriber as of the time of such purchase. Subscriber acknowledges and agrees that each of the Placement Agent and the Target is a third-party beneficiary of the representations, warranties and covenants of Subscriber contained in Section 6 of this Subscription Agreement, and that the Target is otherwise an express third party beneficiary of this Subscription Agreement, entitled to enforce the terms hereof against Subscriber as if it were an original party hereto. Except as expressly set forth herein, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns.

(d) Each of the Company, the Target, and the Placement Agent is entitled to rely upon this Subscription Agreement and is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby. Subscriber shall not issue any press release or make any other similar public statement with respect to the transactions contemplated hereby without the prior written consent of the Company and Target (such consent not to be unreasonably withheld or delayed).

(e) All the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

(f) This Subscription Agreement may not be amended, modified, waived or terminated except by an instrument in writing, signed by the party against whom enforcement of such modification, waiver, or termination is sought; provided, however, that no modification or waiver by the Company of the provisions of this Subscription Agreement prior to the Closing shall be effective without the prior written consent of the Target (other than modifications or waivers that are solely ministerial in nature or otherwise immaterial and do not affect any economic or any other material term of this Subscription Agreement). No failure or delay in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or other exercise of any right, power or privilege hereunder.

(g) This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof (other than any confidentiality agreement entered into by the Company and Subscriber in connection with the Offering).

(h) This Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(i) If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect. Upon such determination that any provision is invalid, illegal or unenforceable, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(j) This Subscription Agreement may be executed in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(k) The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

(l) Subscriber shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein.

(m) Subscriber hereby consents to the publication and disclosure in any press release issued by the Company or Form 8-K filed by the Company with the SEC in connection with the execution and delivery of the Share Exchange Agreement or this Subscription Agreement and the filing of any related documentation with the SEC (and, as and to the extent otherwise required by the federal securities laws or the SEC or any other securities authorities, any other documents or communications provided by the Company to any governmental authority or to security holders of the Company) of Subscriber’s identity and beneficial ownership of Shares and the nature of Subscriber’s commitments, arrangements and understandings under and relating to this Subscription Agreement and, if deemed appropriate by the Company, a copy of this Subscription Agreement or the form hereof. Subscriber will promptly provide any information reasonably requested by the Company for any regulatory application or filing made or approval sought in connection with the Transaction or the Closing (including filings with the SEC).

(n) This Subscription Agreement, and all actions arising out of or in connection with this Subscription Agreement, shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles relating to conflict of laws that would result in the application of the laws of any other jurisdiction. Each party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the state and federal courts seated in New York County, New York (and any appellate courts thereof) in any action or proceeding arising out of or relating to this Subscription Agreement, and each of the parties hereby irrevocably and unconditionally (a) agrees not to commence any such action or proceeding except in such courts, (b) agrees that any claim in respect of any such action or proceeding may be heard and determined in such court, (c) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such court, and (d) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party irrevocably consents to the service of the summons and complaint and any other process in any other proceeding relating to the transactions contemplated by this Subscription Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth in Section 10(o). Nothing in this Section 10(n) shall affect the right of any party to serve legal process in any other manner permitted by law. Each party hereby knowingly, voluntarily and intentionally irrevocably waives the right to a trial by jury in respect to any litigation, dispute, claim, legal action or other legal proceeding based hereon, or arising out of, under, or in connection with, this Subscription Agreement or the transactions contemplated hereby.

(o) All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered by facsimile or email, with affirmative confirmation of receipt, (iii) one business day after being sent, if sent by reputable, internationally recognized overnight courier service or (iv) three (3) business days after being mailed, if sent by registered or certified mail, prepaid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Company, to:

Blue Water Biotech, Inc.
201 E. Fifth Street, Suite 1900
Cincinnati, OH 45202
Attn: Neil Campbell, Chief Executive Officer
Telephone No.: (513) 620-4101
Email: ncampbell@bwbioinc.com

with a copy (which shall not constitute notice) to:

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, New York 10105
Attn: Barry I. Grossman, Esq.
Telephone No.: (212) 370-1300
Email: bigrossman@egsllp.com

If to Target, to: Proteomedix AG Wagistrasse 23 8952 Schlieren Switzerland Attn: Ralph Schiess, CEO Telephone No.: +41 44 733 40 90 E-mail: schiess@proteomedix.com with a copy (which shall not constitute notice) to:

Nelson Mullins Riley & Scarborough LLP
One Financial Center
Boston, MA 02111

Attn: Benjamin M. Hron
Telephone No.: (617) 217-4607
E-mail: ben.hron@nelsonmullins.com

Notice to Subscriber shall be given to the address underneath Subscriber’s name on the signature page hereto.

(p) The headings set forth in this Subscription Agreement are for convenience of reference only and shall not be used in interpreting this Subscription Agreement. In this Subscription Agreement, unless the context otherwise requires: (i) whenever required by the context, any pronoun used in this Subscription Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; and (iii) the words “herein”, “hereto” and “hereby” and other words of similar import in this Subscription Agreement shall be deemed in each case to refer to this Subscription Agreement as a whole and not to any particular portion of this Subscription Agreement. As used in this Subscription Agreement, the term: (x) “business day” shall mean any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in New York, New York are authorized to close for business (excluding as a result of “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems, including for wire transfers, of commercially banking institutions in New York, New York are generally open for use by customers on such day); (y) “person” shall refer to any individual, corporation, partnership, trust, limited liability company or other entity or association, including any governmental or regulatory body, whether acting in an individual, fiduciary or any other capacity; and (z) “affiliate” shall mean, with respect to any specified person, any other person or group of persons acting together that, directly or indirectly, through one or more intermediaries controls, is controlled by or is under common control with such specified person (where the term “control” (and any correlative terms) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise).

(q) At Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties may reasonably deem practical and necessary in order to consummate the Offering as contemplated by this Subscription Agreement.

(r) The legend described in Section 6(b) herein shall be removed and the Company shall issue a certificate (or cause book-entries to be reflected) without such legend to the holder of the Offered Securities upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at The Depository Trust Company (“DTC”), within five (5) business days of written request by Subscriber (i) if such Shares are registered for resale under the Securities Act, and the holder has sold or proposes to sell such Shares pursuant to such registration, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such sale, assignment or transfer of the Offered Securities may be made without registration under the applicable requirements of the Securities Act, or (iii) the Offered Securities can be sold, assigned or transferred without restriction or current public information requirements pursuant to Rule 144, including any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and any requirement for the Company to be in compliance with the current public information required under Rule 144(c) or Rule 144(i), as applicable, and in each case, the holder provides the Company with a customary undertaking to effect any sales or other transfers in accordance with the Securities Act. The Company shall be responsible for the fees of the applicable transfer agent, its legal counsel and all DTC fees associated with such issuance, including the fees for causing its counsel to deliver a legal opinion, if any, to the transfer agent in connection with transfers under Rule 144 by Subscriber and Subscriber shall be responsible for all other fees and expenses (including any applicable broker fees or transfer taxes).

11. Non-Reliance and Exculpation. Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person other than the statements, representations and warranties of the Company and the Target contained in this Subscription Agreement in making its investment or decision to invest in the Company. Subscriber further acknowledges and agrees that neither (i) any other purchaser pursuant to other subscription agreements entered into in connection with the Offering (including the controlling persons, members, officers, directors, partners, agents, employees or other Representatives of any such other purchaser) nor (ii) the Placement Agents, their respective affiliates or any of their or their affiliates’ respective control persons, officers, directors, employees or other Representatives, shall be liable to Subscriber pursuant to this Subscription Agreement for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Offered Securities. Subscriber acknowledges that neither of the Placement Agent, nor their respective Representatives: (a) shall be liable to Subscriber for any improper payment made in accordance with the information provided by the Company; (b) makes any representation or warranty, or has any responsibilities as to the validity, accuracy, value or genuineness of any information, certificates or documentation delivered by or on behalf of the Company pursuant to this Subscription Agreement or the Share Exchange Agreement; or (c) shall be liable to Subscriber (whether in tort, contract or otherwise) (x) for any action taken, suffered or omitted by any of them in good faith and reasonably believed to be authorized or within the discretion or rights or powers conferred upon it by this Subscription Agreement or the Share Exchange Agreement or (y) for anything which any of them may do or refrain from doing in connection with this Subscription Agreement or any the Share Exchange Agreement, except for their gross negligence, willful misconduct or bad faith.

12. Independent Nature of Investment. The obligations of Subscriber under this Subscription Agreement are several and not joint with the obligations of any Other Subscriber under the Other Subscription Agreements, and Subscriber shall not be responsible in any way for the performance of the obligations of any Other Subscriber under the Other Subscription Agreements. The decision of Subscriber to purchase Shares pursuant to this Subscription Agreement has been made by Subscriber independently of any Other Subscriber and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company, the Target, or any of their respective subsidiaries which may have been made or given by any Other Subscriber or by any agent or employee of any Other Subscriber, and neither Subscriber nor any of its agents or employees shall have any liability to any Other Subscriber (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Other Subscription Agreement, and no action taken by Subscriber or Other Subscriber pursuant hereto or thereto, shall be deemed to constitute Subscriber and Other Subscribers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Subscriber and Other Subscribers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Subscription Agreement and the Other Subscription Agreements. Subscriber acknowledges that no Other Subscriber has acted as agent for Subscriber in connection with making its investment hereunder and no Other Subscriber will be acting as agent of Subscriber in connection with monitoring its investment in the Offered Securities or enforcing its rights under this Subscription Agreement. Subscriber shall be entitled to independently protect and enforce its rights under this Subscription Agreement, and it shall not be necessary for any Other Subscriber to be joined as an additional party in any proceeding for such purpose.

{SIGNATURE PAGES FOLLOW}

IN WITNESS WHEREOF, the parties hereto have caused this Subscription Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Blue Water Biotech, Inc.

By:	/s/ Dr. Neill Campbell
Name:	Dr. Neil Campbell
Title:	CEO

Proteomedix AG

By:	/s/ Ralph Schiess
Name:	Ralph Schiess
Title:	CEO

Name:	Christian Brühlmann
Title:	CPO

{SUBSCRIBER SIGNATURE PAGE TO THE SUBSCRIPTION AGREEMENT}

IN WITNESS WHEREOF, the undersigned has caused this Subscription Agreement to be duly executed by its authorized signatory as of the date first indicated above.

Name(s) of Subscriber:

Signature of Authorized Signatory of Subscriber:

Name of Authorized Signatory:

Title of Authorized Signatory:

Address for Notice to Subscriber:

Attention:

Email:

Facsimile No.:

Telephone No.:

Address for Delivery of Units to Subscriber (if not same as address for notice):

Subscription Amount:	$5,000,000

Number of Units:

Subscriber status (mark one):	☐ U.S. investor	☐ Non-U.S. investor

EIN Number:

Exhibit A

Accredited Investor Questionnaire

Capitalized terms used and not defined in this Exhibit A shall have the meanings given in the Subscription Agreement to which this Exhibit A is attached.

The undersigned represents and warrants that the undersigned is an “accredited investor” (an “Accredited Investor”) as such term is defined in Rule 501(a) of Regulation D under the U.S. Securities Act of 1933, as amended (the “Securities Act”), for one or more of the reasons specified below (please check all boxes that apply):

_________	(i)	A natural person whose net worth, either individually or jointly with such person’s spouse or spousal equivalent, at the time of Subscriber’s purchase, exceeds $1,000,000;

The term “net worth” means the excess of total assets over total liabilities (including personal and real property, but excluding the estimated fair market value of Subscriber’s primary home). For the purposes of calculating joint net worth with the person’s spouse or spousal equivalent, joint net worth can be the aggregate net worth of Subscriber and spouse or spousal equivalent; assets need not be held jointly to be included in the calculation. There is no requirement that securities be purchased jointly. A spousal equivalent means a cohabitant occupying a relationship generally equivalent to a spouse.

_________	(ii)	A natural person who had an individual income in excess of $200,000, or joint income with Subscriber’s spouse or spousal equivalent in excess of $300,000, in each of the two most recent years and reasonably expects to reach the same income level in the current year;

In determining individual “income,” Subscriber should add to Subscriber’s individual taxable adjusted gross income (exclusive of any spousal or spousal equivalent income) any amounts attributable to tax exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to an IRA or Keogh retirement plan, alimony payments, and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

_________	(iii)	A director or executive officer of the Company;

_________	(iv)	A natural person holding in good standing with one or more professional certifications or designations or other credentials from an accredited educational institution that the U.S. Securities Exchange Commission (“SEC”) has designated as qualifying an individual for accredited investor status;

The SEC has designated the General Securities Representative license (Series 7), the Private Securities Offering Representative license (Series 82) and the Licensed Investment Adviser Representative (Series 65) as the initial certifications that qualify for accredited investor status.

_________	(v)	A natural person who is a “knowledgeable employee” as defined in Rule 3c-5(a)(4) under the Investment Company Act of 1940 (the “Investment Company Act”), of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in Section 3 of the Investment Company Act, but for the exclusion provided by either Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act;

_________	(vi)	A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity;

_________	(vii)	A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act” );

_________	(viii)	An investment adviser registered pursuant to Section 203 of the Investment Advisers Act of 1940 (the “Investment Advisers Act”) or registered pursuant to the laws of a state, or an investment adviser relying on the exemption from registering with the SEC under Section 203(l) or (m) of the Investment Advisers Act;

_________	(ix)	An insurance company as defined in Section 2(13) of the Exchange Act;

_________	(x)	An investment company registered under the Investment Company Act or a business development company as defined in Section 2(a)(48) of that Act;

_________	(xi)	A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

_________	(xii)	A Rural Business Investment Company as defined in Section 384A of the Consolidated Farm and Rural Development Act;

_________	(xiii)	A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state, or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

_________	(xiv)	An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

_________	(xv)	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

_________	(xvi)	An organization described in Section 501(c)(3) of the Internal Revenue Code, or a corporation, business trust, partnership, or limited liability company, or any other entity not formed for the specific purpose of acquiring the Securities, with total assets in excess of $5,000,000;

_________	(xvii)	A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of investing in the Company;

_________	(xviii)	A “family office” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act with assets under management in excess of $5,000,000 that is not formed for the specific purpose of acquiring the securities offered and whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment;

_________	(xix)	A “family client” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act, of a family office meeting the requirements set forth in (xviii) and whose prospective investment in the issuer is directed by a person from a family office that is capable of evaluating the merits and risks of the prospective investment;

_________	(xx)	A “qualified institutional buyer” as defined in Rule 144A under the Securities Act;

_________	(xxi)	An entity, of a type not listed above, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000; and/or

_________	(xxii)	An entity in which all of the equity owners qualify as an accredited investor under any of the above subparagraphs.

_________	(xxiii)	Subscriber does not qualify under any of the investor categories set forth in (i) through (xxi) above.

2.1	Type of Subscriber. Indicate the form of entity of Subscriber:

☐ Individual	☐ Limited Partnership
☐ Corporation	☐ General Partnership
☐ Revocable Trust	☐ Limited Liability Company
☐ Other Type of Trust (indicate type):
☐ Other (indicate form of organization):

2.2.1	If Subscriber is not an individual, indicate the approximate date Subscriber entity was formed: _____________________.

2.2.2	If Subscriber is not an individual, initial the line below which correctly describes the application of the following statement to Subscriber’s situation: Subscriber (x) was not organized or reorganized for the specific purpose of acquiring the Securities and (y) has made investments prior to the date hereof, and each beneficial owner thereof has and will share in the investment in proportion to his or her ownership interest in Subscriber.

True
False

If the “False” line is initialed, each person participating in the entity will be required to fill out a Subscription Agreement.

Subscriber:
Subscriber Name:

By:

Signatory Name:
Signatory Title:

Date: